Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Brad Edwards
+1 610-208-3892	Brainerd Communicators
wrudolph@cartech.com	+1 212-986-6667
edwards@braincomm.com

CARPENTER TECHNOLOGY REPORTS THIRD QUARTER RESULTS

Reported loss per share of $0.51; earnings per share of $0.30 excluding special items

Specialty Alloys Operations (SAO) margin of 14% versus 10% in prior year

Margins supported by continued cost reduction efforts during the quarter

Free Cash Flow of $47 million

Repurchased $28 million of common stock

WYOMISSING, Pa. — April 26, 2016 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the quarter ended March 31, 2016. The Company reported a net loss of $23.9 million or $0.51 per diluted share. Excluding special items, which were primarily non-cash impairment charges related to certain oil and gas related assets, earnings per diluted share were $0.30 in the quarter.

“Our solid operating results of $0.30 adjusted earnings per share in the quarter reflect our focus on high-end premium alloys, combined with our unwavering approach to cost management,” said Tony Thene, Carpenter’s President and Chief Executive Officer.  “The ongoing execution of our new Carpenter operating model which began less than one year ago resulted in notable margin expansion at SAO and strong free cash flow in a difficult market. We are aggressively managing our business and leveraging our core strengths as we continue to position Carpenter for long term growth.”

End-Use Market Dynamics

During the quarter, the Company experienced growth as expected across the Aerospace & Defense, Medical and Industrial & Consumer end-use markets on a sequential basis. The Energy end-use market was also higher driven by strong performance in the Power Generation sub-segment, while the Oil and Gas sub-segment was down significantly on a sequential basis.

The low price of oil continues to have a significant impact on drilling and exploration activity within the Energy end-use market. The overall market remains volatile and the timing and extent of a recovery in oil prices necessary to spark a sustainable increase in activity from current levels remains unclear. As a result, the Company recognized pre-tax, non-cash asset impairment charges of $42.6 million in the third quarter, related to certain assets in the Company’s oil and gas businesses.

Mr. Thene noted, “Despite challenging conditions, we continue to believe the Energy end-use market is strategically important given our strong customer relationships and the value our material solutions bring to demanding applications that require high strength and corrosion resistant products.”

Cost Reduction Initiatives

Carpenter continues to identify and execute on opportunities to drive operating efficiencies and reduce costs. Among other actions, during the quarter, the Company reduced its hourly workforce by approximately 130 positions by offering early retirement incentives.

Mr. Thene concluded, “Our new operating model is unlocking manufacturing efficiencies and commercial opportunities, while also driving further improvements in working capital efficiency and capital spending discipline.”

Financial Highlights

	Q3	Q3	Q2
($ in millions)	FY2016	FY2015	FY2016
Net Sales	$456.3	$570.6	$443.8
Net Sales Excluding Surcharge (a)	$402.4	$462.9	$379.4
Operating (Loss) Income	$(24.3)	$4.8	$21.8
Operating Income Excluding Pension EID and Special Items (a)	$35.2	$35.1	$29.2
Net (Loss) Income	$(23.9)	$(1.4)	$11.5
Free Cash Flow (a)	$46.8	$86.7	$1.8

(a) non-GAAP financial measure explained in the attached tables

Net sales for the third quarter of fiscal year 2016 were $456.3 million. Net sales excluding surcharge were $402.4 million, a decrease of $60.5 million (or 13 percent) from the same quarter last year, on 11 percent lower volume.

The operating loss was $24.3 million, a decrease of $29.1 million from the third quarter of the prior year. The operating loss included $54.7 million in primarily non-cash impairment charges related to certain assets in the Company’s oil and gas businesses within the Performance Engineered Products (PEP) segment as well as other special items. Operating income—excluding pension earnings, interest and deferrals (EID) and special items—was $35.2 million, compared to $35.1 million in the prior year period.  These results primarily reflect lower volume, offset by an improved product mix and lower operating costs compared to the same period one year ago.

Free cash flow in the third quarter of fiscal year 2016 was $47 million, compared to $87 million in the same quarter last year. Capital expenditures in the third quarter of fiscal year 2016 were $16.6 million, compared to $24.8 million in the prior year’s third quarter.

The Company continues to execute on its share repurchase program. During the third quarter, the Company repurchased approximately $28 million, or 1.0 million shares, of its common stock.

For the full year, Carpenter continues to expect inventory to decline in the fourth quarter and finish largely in-line with year-end fiscal 2015 levels. The Company now expects capital expenditures to be approximately $85 million to $95 million for fiscal year 2016, versus prior guidance of $100 million.

Total liquidity, including cash and available revolver balance, was $491 million at the end of the third quarter. This consisted of $23 million of cash and $468 million of available borrowing under the Company’s credit facility.

Special Items

Fiscal third quarter 2016 results include approximately $54.7 million in pre-tax charges or $0.81 per share. The majority of these charges are non-cash impairment charges related to certain assets in the Company’s oil and gas businesses within the PEP segment, and consist of:

•            Goodwill impairment charges totaling $12.5 million or $0.20 per share

•            Impairment of intangible assets and property and equipment charges totaling $7.6 million or $0.12 per share

•            Excess inventory write-down charges of approximately $22.5 million or $0.31 per share

In addition, the Company reported certain other special charges in the fiscal third quarter as follows:

•            $9.4 million or $0.13 per share in charges associated with an early retirement incentive offered to certain employees that will be funded by the Company’s pension plan

•            $2.1 million or $0.03 per share associated with consulting costs

•            $0.6 million or $0.01 per share in other severance charges associated with certain position eliminations

•            An income tax charge of $0.8 million or $0.01 per share associated with the completion of the sale of an equity method investment in India

Conference Call and Webcast Presentation

Carpenter will host a conference call and webcast presentation today, April 26th at 10:00 a.m. ET, to discuss the financial results and operations for the fiscal third quarter. Please call (610) 208-2222 for details. Access to the live webcast will be available at Carpenter’s website (http://www.cartech.com), and a replay will soon be made available at http://www.cartech.com. Presentation materials used during this conference call will be available for viewing and download at http://www.cartech.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter produces and distributes premium alloys, including specialty alloys, titanium alloys and powder metals, as well as stainless steels, alloy steels and tool steels. Information about Carpenter can be found at http://www.cartech.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended June 30, 2015, Forms 10-Q for the quarters ended September 30, 2015 and December 31, 2015 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers and suppliers, or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, cost savings and reductions, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the success of restructuring actions; and (17) share repurchases are at Carpenter’s discretion and could be affected by changes in Carpenter’s share price, operating results, capital spending, cash flows, inventory, acquisitions, investments, tax laws and general market conditions. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015

NET SALES	$456.3	$570.6	$1,355.7	$1,668.8
Cost of sales	386.3	494.8	1,150.8	1,438.9
Cost of sales - excess inventory write-down	22.5	—	22.5	—
Gross profit	47.5	75.8	182.4	229.9

Selling, general and administrative expenses	41.7	45.7	129.5	132.7
Restructuring and asset impairment charges	17.6	25.3	18.0	25.3
Goodwill impairment	12.5	—	12.5	—
Operating (loss) income	(24.3)	4.8	22.4	71.9

Interest expense	(7.2)	(7.1)	(20.8)	(20.9)
Other (expense) income, net	(1.5)	—	(3.4)	4.8

(Loss) income before income taxes	(33.0)	(2.3)	(1.8)	55.8
Income tax (benefit) expense	(9.1)	(0.9)	1.8	19.6

NET (LOSS) INCOME	$(23.9)	$(1.4)	$(3.6)	$36.2

(LOSS) EARNINGS PER COMMON SHARE:
Basic	$(0.51)	$(0.03)	$(0.08)	$0.68
Diluted	$(0.51)	$(0.03)	$(0.08)	$0.68

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47.1	52.6	48.5	53.2
Diluted	47.1	52.6	48.5	53.3

Cash dividends per common share	$0.18	$0.18	$0.54	$0.54

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Nine Months Ended
	March 31,
	2016	2015
OPERATING ACTIVITIES:
Net (loss) income	$(3.6)	$36.2
Adjustments to reconcile net (loss) income to net cash provided from operating activities:
Depreciation and amortization	90.0	91.2
Goodwill impairment charge	12.5	—
Non-cash excess inventory write-down	22.5	—
Non-cash restructuring and asset impairment charges	7.6	6.3
Deferred income taxes	(6.6)	68.4
Net pension expense	40.3	34.6
Payments from qualified pension plan associated with restructuring	9.4	7.6
Stock-based compensation expense	6.8	6.8
Net loss on disposals of property and equipment	0.2	0.8
Changes in working capital and other:
Accounts receivable	32.6	6.6
Inventories	(18.0)	(18.4)
Other current assets	(13.0)	(12.0)
Accounts payable	(6.6)	(42.3)
Accrued liabilities	(22.3)	(22.7)
Pension plan contributions	—	(5.5)
Other postretirement plan contributions	(9.5)	(10.2)
Cash paid as collateral under derivative agreements	(8.0)	—
Other, net	2.9	1.0
Net cash provided from operating activities	137.2	148.4

INVESTING ACTIVITIES:
Purchases of property, equipment and software	(66.1)	(152.3)
Proceeds from disposals of property and equipment	0.3	0.2
Proceeds from the sale of equity method investment	6.3	—
Other	4.0	—
Net cash used for investing activities	(55.5)	(152.1)

FINANCING ACTIVITIES:
Net change in short-term debt	25.0	—
Dividends paid	(26.3)	(28.8)
Purchases of treasury stock	(123.9)	(60.3)
Payments on seller financed debt related to purchase of software	(3.7)	—
Tax benefits on share-based compensation	—	0.6
Proceeds from stock options exercised	0.3	2.3
Net cash used for financing activities	(128.6)	(86.2)
Effect of exchange rate changes on cash and cash equivalents	0.3	(0.7)
DECREASE IN CASH AND CASH EQUIVALENTS	(46.6)	(90.6)
Cash and cash equivalents at beginning of period	70.0	120.0
Cash and cash equivalents at end of period	$23.4	$29.4

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 31,	June 30,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$23.4	$70.0
Accounts receivable, net	271.0	304.1
Inventories	649.4	655.8
Deferred income taxes	7.5	3.3
Other current assets	64.8	37.2
Total current assets	1,016.1	1,070.4
Property, plant and equipment, net	1,347.7	1,397.0
Goodwill	244.8	257.4
Other intangibles, net	64.9	71.6
Other assets	113.0	109.5
Total assets	$2,786.5	$2,905.9

LIABILITIES
Current liabilities:
Short-term debt	$25.0	$—
Accounts payable	152.9	169.5
Accrued liabilities	137.2	152.6
Total current liabilities	315.1	322.1
Long-term debt	612.9	607.1
Accrued pension liabilities	358.4	334.1
Accrued postretirement benefits	106.7	111.2
Deferred income taxes	147.6	146.5
Other liabilities	58.8	59.0
Total liabilities	1,599.5	1,580.0

STOCKHOLDERS’ EQUITY
Common stock	276.2	276.2
Capital in excess of par value	272.9	266.6
Reinvested earnings	1,302.5	1,332.4
Common stock in treasury, at cost	(344.2)	(221.1)
Accumulated other comprehensive loss	(320.4)	(328.2)
Total stockholders’ equity	1,187.0	1,325.9
Total liabilities and stockholders’ equity	$2,786.5	$2,905.9

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Pounds sold (000):
Specialty Alloys Operations	59,082	67,232	170,690	202,952
Performance Engineered Products	2,774	3,806	8,530	11,064
Intersegment	(518)	(1,986)	(2,530)	(5,506)
Consolidated pounds sold	61,338	69,052	176,690	208,510

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$316.5	$360.0	$917.2	$1,016.4
Surcharge	54.0	109.8	189.5	327.6
Specialty Alloys Operations net sales	370.5	469.8	1,106.7	1,344.0

Performance Engineered Products
Net sales excluding surcharge	91.2	120.1	267.8	383.1
Surcharge	0.2	0.3	0.5	1.0
Performance Engineered Products net sales	91.4	120.4	268.3	384.1

Intersegment
Net sales excluding surcharge	(5.3)	(17.2)	(18.0)	(50.8)
Surcharge	(0.3)	(2.4)	(1.3)	(8.5)
Intersegment net sales	(5.6)	(19.6)	(19.3)	(59.3)

Consolidated net sales	$456.3	$570.6	$1,355.7	$1,668.8

Operating (loss) income:
Specialty Alloys Operations	$45.6	$37.9	$128.3	$106.0
Performance Engineered Products	(0.9)	8.5	(4.2)	30.8
Corporate costs (including restructuring and impairment charges)	(64.5)	(38.6)	(89.3)	(55.9)
Pension earnings, interest and deferrals	(4.8)	(2.4)	(14.4)	(7.1)
Intersegment	0.3	(0.6)	2.0	(1.9)
Consolidated operating (loss) income	$(24.3)	$4.8	$22.4	$71.9

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe and surrounding areas in Pennsylvania, South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, the Specialty Steel Supply business, and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet and CPP businesses.

The corporate costs are comprised of general corporate costs, which include executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations, such as restructuring and asset impairment charges, goodwill impairment and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense, or pension earnings, interest and deferrals (pension EID), is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included under the heading “Pension earnings, interest and deferrals”.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

OPERATING MARGIN EXCLUDING SURCHARGE, PENSION EARNINGS, INTEREST AND DEFERRALS, AND SPECIAL ITEMS

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015

Net sales	$456.3	$570.6	$1,355.7	$1,668.8
Less: surcharge revenue	53.9	107.7	188.7	320.1
Consolidated net sales excluding surcharge	$402.4	$462.9	$1,167.0	$1,348.7

Operating (loss) income	(24.3)	4.8	22.4	71.9
Pension earnings, interest and deferrals	4.8	2.4	14.4	7.1
Operating (loss) income excluding pension earnings, interest and deferrals	(19.5)	7.2	36.8	79.0

Special items:
Excess inventory write-down	22.5	—	22.5	—
Restructuring and asset impairment charges	17.6	25.3	18.0	25.3
Goodwill impairment	12.5	—	12.5	—
Consulting costs	2.1	2.6	7.2	2.6
Operating income excluding pension earnings, interest and deferrals, and special items	$35.2	$35.1	$97.0	$106.9

Operating margin	(5.3)%	0.8%	1.7%	4.3%

Operating margin excluding surcharge, pension earnings, interest and deferrals, and special items	8.7%	7.6%	8.3%	7.9%

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period. In addition, management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company. Management also believes that removing the impact of restructuring and asset impairment charges, goodwill impairment, excess inventory write-down and other special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance.

ADJUSTED (LOSS) EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

	(Loss) Income Before Income Taxes	Income Tax Benefit (Expense)	Net (Loss) Income	(Loss) Earnings Per Diluted Share**

Three months ended March 31, 2016, as reported	$(33.0)	$9.1	$(23.9)	$(0.51)

Special items:
Excess inventory write-down	22.5	(7.8)	14.7	0.31
Restructuring and asset impairment charges	17.6	(5.6)	12.0	0.26
Goodwill impairment	12.5	(3.2)	9.3	0.20
Consulting costs	2.1	(0.7)	1.4	0.03
Income tax item	—	0.8	0.8	0.01
Total impact of special items	54.7	(16.5)	38.2	0.81

Three months ended March 31, 2016, as adjusted	$21.7	$(7.4)	$14.3	$0.30

** Impact per diluted share calculated using weighted average common shares outstanding of 47.1 million for the three months ended March 31, 2016.

ADJUSTED (LOSS) EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

	(Loss) Income Before Income Taxes	Income Tax Benefit (Expense)	Net (Loss) Income	(Loss) Earnings Per Diluted Share**

Three months ended March 31, 2015, as reported	$(2.3)	$0.9	$(1.4)	$(0.03)

Special items:
Restructuring charges	25.3	(8.7)	16.6	0.32
Consulting costs	2.6	(0.9)	1.7	0.03
Total impact of special items	27.9	(9.6)	18.3	0.35

Three months ended March 31, 2015, as adjusted	$25.6	$(8.7)	$16.9	$0.32

** Impact per diluted share calculated using weighted average common shares outstanding of 52.6 million for the three months ended March 31, 2015.

ADJUSTED (LOSS) EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

	(Loss) Income Before Income Taxes	Income Tax Benefit (Expense)	Net (Loss) Income	(Loss) Earnings Per Diluted Share**

Nine months ended March 31, 2016, as reported	$(1.8)	$(1.8)	$(3.6)	$(0.08)

Special items:
Excess inventory write-down	22.5	(7.8)	14.7	0.30
Restructuring and asset impairment charges	18.0	(5.7)	12.3	0.25
Goodwill impairment	12.5	(3.2)	9.3	0.19
Consulting costs	7.2	(2.5)	4.7	0.10
Income tax item	—	2.8	2.8	0.06
Impact of tax law change	—	(0.8)	(0.8)	(0.01)
Total impact of special items	60.2	(17.2)	43.0	0.89

Nine months ended March 31, 2016, as adjusted	$58.4	$(19.0)	$39.4	$0.81

** Impact per diluted share calculated using weighted average common shares outstanding of 48.5 million for the nine months ended March 31, 2016.

ADJUSTED (LOSS) EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

	Income Before Income Taxes	Income Tax (Expense)	Net Income	Earnings Per Diluted Share**

Nine months ended March 31, 2015, as reported	$55.8	$(19.6)	$36.2	$0.68

Special items:
Restructuring charges	25.3	(8.7)	16.6	0.32
Consulting costs	2.6	(0.9)	1.7	0.03
Total impact of special items	27.9	(9.6)	18.3	0.35

Nine months ended March 31, 2015, as adjusted	$83.7	$(29.2)	$54.5	$1.03

** Impact per diluted share calculated using weighted average common shares outstanding of 53.3 million for the nine months ended March 31, 2015.

Management believes that earnings per share adjusted to exclude the impact of restructuring and asset impairment charges, goodwill impairment, excess inventory write-down and other special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance.

FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015

Net cash provided from operating activities	$65.5	$120.9	$137.2	$148.4
Purchases of property, equipment and software	(16.6)	(24.8)	(66.1)	(152.3)
Proceeds from disposals of property and equipment	0.1	0.1	0.3	0.2
Proceeds from the sale of equity method investment	6.3	—	6.3	—
Dividends paid	(8.5)	(9.5)	(26.3)	(28.8)
Other	—	—	4.0	—

Free cash flow	$46.8	$86.7	$55.4	$(32.5)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

NET SALES BY END-USE MARKET

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
End-Use Market Excluding Surcharge:
Aerospace and Defense	$200.9	$213.9	$583.5	$583.7
Energy	33.6	60.8	89.6	198.9
Transportation	34.1	33.4	105.5	95.4
Medical	28.9	29.0	79.7	81.4
Industrial and Consumer	74.1	92.0	219.9	287.2
Distribution	30.8	33.8	88.8	102.1

Consolidated net sales excluding surcharge	402.4	462.9	1,167.0	1,348.7

Surcharge revenue	53.9	107.7	188.7	320.1

Consolidated net sales	$456.3	$570.6	$1,355.7	$1,668.8